EXHIBIT 21




                           SUBSIDIARIES OF THE COMPANY

Subsidiary                                  Percentage Owned                    Jurisdiction of Incorporation
----------                                  ----------------                    -----------------------------
Peoples Savings Bank                             100%                                  United States

Peoples Financial Services, Inc.                 100%                                  New Jersey